Exhibit 4.32

版权授权协议

Part A(甲方)： WORLD TRADE TECHNOLOGY LLC

Part B(乙方)：Pop Culture Group Co., Ltd. 普普文化集团有限公司

Pop Culture Group Co., Ltd, a holding company incorporated in the Cayman Islands, who listed on the Nasdaq Global Market (hereinafter referred to as "Party B"), plans to carry out the Metaverse platform layout on the themes of martial arts and street dance, hereby agree to reach a Cooperation on copyright authorization matters with WORLD TRADE TECHNOLOGY LLC (hereinafter referred to as "Party A").
普普文化集团有限公司，一家注册成立于开曼群岛的纳斯达克全球市场上市公司（以下简称"乙方"），计划进行以武侠、舞侠等主题的元宇宙平台布局，并愿意就与之相关的内容版权授权事宜与 WORLD TRADE TECHNOLOGY LLC，（以下简称"甲方"）达成合作。

Through serious negotiation, in accordance with relevant Chinese laws，Party A and Party B, based on the principles of equality, voluntary and good faith, shall reach a consensus on the copyright authorization of the works. In accordance with the relevant laws and regulations of China, this contract is hereby concluded for the performance by both parties.
甲乙双方本着平等、自愿和诚实信用原则，就作品版权授权事宜协商一致。依据中国相关法律规定，特订立本合同，供双方恪守履行。

1. Authorized Works 授权作品

1.1 Party A owns the copyright of the series of authorized works legally as layout in the appendix. Party B can use these authorized works of Party A within the scope of authorization, without the necessary for Party A to authorize again.
甲方合法拥有系列授权作品具体详见附件清单的版权。乙方在授权范围内使用甲方该授权作品无需甲方再次、单独授权。

1.2 The works newly created by Party A within the authorization period do not belong to the authorized works referred to in this contract, and do not apply to the scope of authorization that Party B can use. If Party B needs to use the newly created works, it shall obtain the authorization of Party A separately.
甲方在授权期限内新创作的作品不属于本合同的授权作品，不必然同意授权乙方在授权范围内使用。乙方若需使用新创作的作品，应另行征得甲方的授权。

2. Scope of Authority 授权范围

The scope is: Global.
授权范围为：全球。

3. Authorization Period 授权期限

3.1 The authorization period is:10 years
授权期限为：十年

3.2 Upon expiration of the authorization period, Party B has used or published Party A of Party A within the authorization scope, the authorized works shall remain retained and shall not be deleted or unloaded due to the termination of the authorization.
授权期限届满，乙方在授权范围内已使用、登载甲方的授权作品，仍继续保留，不因授权终止而删除或卸载。

4. Authorization Fee 授权费用

4.1 The total amount of authorization fees under this contract that Party B shall pay to Party A is USD 1,300,000.00.
乙方应向甲方支付的本合同项下授权费用总额为：美元壹佰叁拾万元整（USD1, 300, 000. 00）。

4.2Party B shall pay 80% of the authorized expenses under this contract, USD1,040.000.00, to party a within 30 days after the signing of this contract, and party B shall pay the remaining 20% of the authorized expenses to party a within 60 days after the signing of this contract.

乙方应当在本合同签订后 30 日内向甲方支付本合同项下授权费用的 80%，即美元壹佰零肆万元整（USD1,040,000.00）；在本合同签订后 60 日内，乙方应支付剩余 20%授权费用给甲方。

4.3 Party B shall pay the authorization fee to Party A by transfer.
乙方以转账方式向甲方支付授权费用。
The collection account information designated by Party A is as follows:
甲方指定的收款账户信息如下：

Account name: CHINA-AMERICA CULTURE MEDIA.INC.
Bank of deposit: JPMCHASE
US Dollar account: 737339777
SWIFT Code: CHASUS33
ABA：021000021

5. Authorization date 授权日期

5.1 Through negotiation by both parties, Party A shall complete the authorization of all intellectual property contents in the appendix before December 31st, 2022. If the authorization is not completed before that date, Party A shall refund the authorization fees paid by Party B within 7 working days. If the parties have other agreements, an additional supplementary agreement shall be signed.
经双方协商，甲方应在 2022 年 12 月 31 日前完成附录中所有知识产权内容的授权，若未在该日期前完成授权，则甲方需在 7 个工作日内退还乙方已支付的授权费用。若双方有其他约定，则需额外签署补充协议。

6. Authorization Method 授权方式

6.1 Party A agrees to authorize its authorized works to Party B to publish, reprint, publish, use and disseminate within the scope of authorization.
Party B shall indicate the author when using the authorized works and guarantee the right of authorship.

甲方同意将其授权作品授权给乙方在授权范围内发表、转载、发布、使用以及传播。乙方在使用授权作品时应标明作者，保证作者的署名权。

6.2 Party B shall guarantee the integrity of the authorized works. Party B shall not edit or modify the contents of the authorized works without party A's permission.
乙方应保证授权作品的完整性。未经甲方许可，乙方不得擅自对授权作品内容进行任何形式的编辑修改。

6.3 Party B shall not transfer the authorization. If the authorization is transferred to any third party, the written consent shall be obtained from Party A first.
乙方不得转授权。若转授权给任何第三方的，应先征得甲方的书面同意。

7. Dispute Resolution 争议解决

During the execution of this contract, both parties shall have negotiation. If no agreement can be reached through negotiation, both parties shall initiate arbitration with the Hong Kong International Arbitration Center.
在本合同执行过程，双方应友好协商。若协商不成的，双方应向香港国际仲裁中心提起仲裁。

8. Liability for Breach Contract 违约责任

8.1 Party A shall settle the dispute with a third party caused by the authorized works or the above authorization, and party A shall bear the responsibilities arising therefrom and has nothing to do with Party B. If Party B hereby compensates a third party, it shall have the right to recover from Party A in full.
因授权作品或上述授权导致与第三方发生争议，由甲方负责解决，因此产生的责任由甲方承担，与乙方无关。若乙方因此赔偿第三方的，有权向甲方全额追偿。

8.2 During the authorization period, if Party B fails to pay the authorized fees to Party A as agreed, it shall pay Party A liquidated damages calculated at 0.05% of the expenses incurred

for each overdue day until Party B pays off the fees. After 30 days, Party A has the right to terminate the authorization.
授权期内，乙方未依约向甲方支付授权费用的，每逾期一日，按所欠费用的万分之五计算向甲方支付违约金直至乙方付清费用为止。逾期 30 日的，甲方有权终止授权。

8.3 If Party B edit and modify the works authorized by Party A without Party A's consent, Party A shall have the right to require Party B to pay liquidated damages of one million USD and have the right to terminate the authorization.
未经甲方同意，乙方编辑修改甲方授权作品的，甲方有权要求乙方支付违约金美元**壹佰万**元，并有权终止授权。

8.4 If Party B transfers the authorization without Party A's consent, Party A shall have the right to require Party B to pay the liquidated damages of one million USD and have the right to terminate the authorization.
未经甲方同意，乙方擅自转授权的，甲方有权要求乙方支付违约金美元**壹佰万**元，并有权终止授权。

8.5 The breaching party shall bear the liability for breach of contract to the non-breaching party, except for the special agreement.
违约方应向守约方承担违约责任，特殊约定除外。

9. Original Effect 正本效力

This contract is made in Chinese and in duplicate; each party shall hold one copy with the same legal effect. This contract shall come into force immediately upon being signed by both parties.
本合同以中文书就。本合同一式 两 份，甲、乙双方各执一份, 具有同等法律效力。本合同自双方签署完成后立即生效。

Party A: WORLD TRADE TECHNOLOGY LLC
Authorized representative:

Address:

Date: 2022. 03. 05

Party B: Pop Culture Group Co., Ltd

Authorized representative:

Address:

Date: 2022. 03. 05

APPENDIX

附录

舞侠知识产权明细 The Jungle of Dancers Intellectual Property Details			
序号	知识产权类型	知识产权名称	授权日期
No.	Intellectual Property Type	Intellectual property name	Date of authorization
1	动漫形象	舞林侠客-嘻哈鼠	合同签署日期
	Anime image	The Jungle of dancers-hip-hop rat	Contract signing date
2	动漫形象	舞林侠客-嘻哈牛	合同签署日期
	Anime image	The Jungle of dancers-hip-hop bull	Contract signing date
3	动漫形象	舞林侠客-嘻哈虎	合同签署日期
	Anime image	The Jungle of dancers-hip-hop tiger	Contract signing date
4	动漫形象	舞林侠客-嘻哈兔	合同签署日期
	Anime image	The Jungle of dancers-hip-hop rabbit	Contract signing date
5	动漫形象	舞林侠客-嘻哈龙	合同签署日期
	Anime image	The Jungle of dancers-hip-hop dragon	Contract signing date
6	动漫形象	舞林侠客-嘻哈蛇	合同签署日期
	Anime image	The Jungle of dancers-hip-hop snake	Contract signing date
7	动漫形象	舞林侠客-嘻哈马	合同签署日期
	Anime image	The Jungle of dancers-hip-hop horse	Contract signing date
8	动漫形象	舞林侠客-嘻哈羊	合同签署日期
	Anime image	The Jungle of dancers-hip-hop goat	Contract signing date
9	动漫形象	舞林侠客-嘻哈猴	合同签署日期
	Anime image	The Jungle of dancers-hip-hop monkey	Contract signing date
10	动漫形象	舞林侠客-嘻哈鸡	合同签署日期
	Anime image	The Jungle of dancers-hip-hop cock	Contract signing date
11	动漫形象	舞林侠客-嘻哈犬	合同签署日期
	Anime image	The Jungle of dancers-hip-hop dog	Contract signing date
12	动漫形象	舞林侠客-嘻哈猪	合同签署日期

	Anime image	The Jungle of dancers-hip-hop pig	Contract signing date
13	动漫形象	舞侠概念图插画系列	合同签署日期
	Anime image	Dancer Concept Illustration Series	Contract signing date
14	音乐	舞侠元宇宙主题曲-鼠	合同签署日期
	Music	Dancer Metaverse Theme Song-Rat	Contract signing date
15	音乐	舞侠元宇宙主题曲-牛	合同签署日期
	Music	Dancer Metaverse Theme Song-Bull	Contract signing date
16	音乐	舞侠元宇宙主题曲-虎	合同签署日期
	Music	Dancer Metaverse Theme Song-Tiger	Contract signing date
17	音乐	舞侠元宇宙主题曲-兔	合同签署日期
	Music	Dancer Metaverse Theme Song-Rabbit	Contract signing date
18	音乐	舞侠元宇宙主题曲-龙	合同签署日期
	Music	Dancer Metaverse Theme Song-Dragon	Contract signing date
19	音乐	舞侠元宇宙主题曲-蛇	合同签署日期
	Music	Dancer Metaverse Theme Song-Snake	Contract signing date
20	音乐	舞侠元宇宙主题曲-马	合同签署日期
	Music	Dancer Metaverse Theme Song-Horse	Contract signing date
21	音乐	舞侠元宇宙主题曲-羊	合同签署日期
	Music	Dancer Metaverse Theme Song-Goat	Contract signing date
22	音乐	舞侠元宇宙主题曲-猴	合同签署日期
	Music	Dancer Metaverse Theme Song-Monkey	Contract signing date
23	音乐	舞侠元宇宙主题曲-鸡	合同签署日期
	Music	Dancer Metaverse Theme Song-Cock	Contract signing date
24	音乐	舞侠元宇宙主题曲-狗	合同签署日期
	Music	Dancer Metaverse Theme Song-Dog	Contract signing date
25	音乐	舞侠元宇宙主题曲-猪	合同签署日期
	Music	Dancer Metaverse Theme Song-Pig	Contract signing date
26	舞蹈形象	“嘻哈十二生肖”系列服饰	合同签署日期
	Dance image	“Hip-Hop Zodiac signs” series	Contract signing

		clothing	date
27	舞蹈作品	国风街舞-咏春 Chinese	合同签署日期
	Dance image	Style Hip-hop - Wing Chun	Contract signing date
28	舞蹈作品	时尚街舞-Free	合同签署日期
	Dance image	styleFashion hip-hop-Free style	Contract signing date
29	舞蹈作品	现代街舞-Popin’	合同签署日期
	Dance image	Modern hip-hop-Popin’	Contract signing date
30	舞蹈作品	霹雳舞齐舞-New Schoool	合同签署日期
	Dance image	Break dance-New Schoool	Contract signing date